Exhibit 99.1

FireEye Reports Financial Results for First Quarter 2020

•Q1 revenue of $225 million increased 7 percent from the first quarter of 2019
•Q1 billings of $170 million decreased 7 percent from the first quarter of 20191
•Q1 ending annual recurring revenue of $590 million increased 7 percent compared to the end of the first quarter of 2019
•Q1 ending Platform, cloud subscription and managed services annual recurring revenue of $288 million increased 32 percent compared to the end of the first quarter of 2019

MILPITAS, Calif. – April 28, 2020 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the first quarter ended March 31, 2020.
“I believe we performed exceptionally well in the first quarter,” said Kevin Mandia, FireEye chief executive officer. “We were able to shift our operations around the world almost seamlessly to a work-from-home model on very short notice. This allowed us to remain focused on our mission to protect our customers, as threat actors continue their heated pace of attacks while the world faces a global pandemic.”
“Our ability to adapt to the current environment was the result of the steps we have taken to modernize our business, and our results show that,” added Mandia. “The emerging growth areas of our business -- Platform, Cloud Subscription, and Managed Services and Mandiant Consulting services -- have eclipsed our appliance-based business and accounted for 53% of our revenue in the first quarter. We expect this trend to continue through the rest of 2020.”
First Quarter 2020 Financial Results

	Q1 2020	Q1 2019	Y/Y change
Revenue	$225 million	$211 million	+7%
Billings[1]	$170 million	$182 million	(7)%
GAAP gross margin	64%	66%	(2) pts
Non-GAAP gross margin[1]	71%	74%	(3) pts
GAAP operating margin	(28)%	(30)%	+2 pts
Non-GAAP operating margin[1]	(1)%	(3)%	+2 pts
GAAP net income (loss) per share	$(0.35)	$(0.38)	+$0.03
Non-GAAP net income (loss) per diluted share[1]	$(0.02)	$(0.03)	+$0.01
Cash flow provided (used) by operating activities	$(24) million	$24 million	$(48) million
Capital expenditures	$12 million	$14 million	$(2) million
1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

"While the COVID-19 pandemic has brought several segments of the global economy to a standstill, the cyber threat environment remains very active," said Frank Verdecanna, FireEye chief financial officer and chief accounting officer. "The fundamentals of our business remain strong, and with our liquidity and operational flexibility, we believe we are well positioned to manage through this crisis. However, given the uncertainty regarding the duration and impact of COVID-19, we are withdrawing our billings and operating cash flow guidance for the full year 2020. In addition, the guidance that we are providing for Q2 2020 and the full year 2020 comes with the caveat that there is significant uncertainty caused by the COVID-19 pandemic, and that actual results could differ materially from our outlook."

Second Quarter and Updated 2020 Outlook
FireEye provides guidance based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.

	Q2 2020 Outlook	Updated 2020 Outlook
Revenue	$213 - $217 million	$880 - $900 million
Non-GAAP gross margin	68% - 69%	69% - 70%
Non-GAAP operating margin	(2)% - (1)%	1% - 3%
Net interest income (expense)	~ $0 million	~ $0 million
Provision for non-GAAP income taxes	$1 - $1.5 million	$5 - $7 million
Weighted average shares outstanding	221 million	228 million
Non-GAAP net income (loss) per share	$(0.03) - $(0.01)	$0.03 - $0.07
Capital expenditures	~ $10 million	$40 - $45 million
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense in the second quarter of 2020 and full year 2020 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.
Restructuring Approved by Board of Directors
On April 23, 2020, the Board of Directors of FireEye approved a restructuring plan to streamline the company’s operations to more closely align expenses to the company’s projected revenue, position the company for improved operating performance, and allow the company to increase investment in the growth areas of the business. The restructuring plan includes a reduction of approximately 6% of the company’s workforce. FireEye expects the restructuring will reduce total non-GAAP operating expenses by at least $25 million in 2020 compared to 2019, and currently estimates that it will recognize pre-tax charges to its GAAP financial results of between $10 million and $15 million, consisting of severance and other one-time termination benefits, and other restructuring related costs. These charges are primarily cash-based, and are expected to be recognized in the second quarter of 2020. The actions associated with the restructuring plan are expected to be completed by the end of the second quarter of 2020.
Conference Call Information
FireEye will host a conference call today, April 28, 2020, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter financial results and the company’s outlook for the second quarter and full year 2020. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the second quarter and full year 2020, including revenue, non-GAAP gross margin, non-GAAP operating margin, net interest income and expense, provision for non-GAAP income taxes, weighted average shares outstanding, non-GAAP net income per share, and capital expenditures in the section entitled “Second Quarter and Updated 2020 Outlook” above, as well as expectations regarding FireEye's restructuring plan, FireEye higher growth solutions in 2020 and the impact of the COVID-19 pandemic.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to realize the expected benefits resulting from its restructuring plan; the potential disruption or perception of disruption to FireEye's business due to the restructuring; the impact of the COVID-19 pandemic on FireEye's business, results of operations, liquidity and capital resources; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 21, 2020, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating income, operating margin, net income (loss), and net income (loss) per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.
FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax provision (benefits). FireEye defines non-GAAP net income per diluted share as non-GAAP net income divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP net income per diluted share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net loss and net loss per share in the first quarter of 2020 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net loss per share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net loss and net loss per share in the first quarter of 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete provision for income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net loss per share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 9,000 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.
© 2020 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media inquiries:
Media.Relations@fireeye.com
Investor inquiries:
Investor.Relations@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$283,866	$334,603
Short-term investments	696,104	704,955
Accounts receivable, net	140,191	171,459
Inventories	7,158	5,892
Prepaid expenses and other current assets	98,324	96,827
Total current assets	1,225,643	1,313,736
Property and equipment, net	90,613	93,812
Operating right-of-use assets, net	58,045	58,758
Goodwill	1,213,454	1,205,292
Intangible assets, net	128,110	134,420
Deposits and other long-term assets	80,521	84,468
Total assets	$2,796,386	$2,890,486

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,288	$26,271
Operating lease liabilities, current	19,017	18,437
Accrued and other current liabilities	23,794	24,496
Accrued compensation	57,941	59,513
Convertible senior notes, current, net	118,805	117,288
Deferred revenue, current	572,533	603,944
Total current liabilities	818,378	849,949
Convertible senior notes, non-current, net	904,120	893,273
Deferred revenue, non-current	347,323	370,623
Operating lease liabilities, non-current	68,277	70,481
Deferred Tax Liabilities, non-current	206	—
Other long-term liabilities	4,474	4,494
Total liabilities	2,142,778	2,188,820
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	3,488,456	3,457,359
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(1,669)	1,180
Accumulated deficit	(2,683,201)	(2,606,895)
Total stockholders’ equity	653,608	701,666
Total liabilities and stockholders' equity	$2,796,386	$2,890,486

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Product, subscription and support	$174,083	$169,903
Professional services	50,639	40,641
Total revenue	224,722	210,544
Cost of revenue: (1)(2)(3)
Product, subscription and support	53,136	48,468
Professional services	28,450	23,100
Total cost of revenue	81,586	71,568
Total gross profit	143,136	138,976
Operating expenses:
Research and development (1)(2)(3)	67,503	67,395
Sales and marketing (1)(2)	100,200	103,896
General and administrative (1)	27,429	27,376
Restructuring charges (4)	10,974	3,799
Total operating expenses	206,106	202,466
Operating loss	(62,970)	(63,490)
Other expense, net (5)	(12,411)	(9,703)
Loss before income taxes	(75,381)	(73,193)
Provision for income taxes (6)	925	2,182
Net loss	$(76,306)	$(75,375)
Net loss per share, basic and diluted	$(0.35)	$(0.38)
Weighted average shares used in per share calculations, basic and diluted	217,789	197,819

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(76,306)	$(75,375)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,241	23,833
Stock-based compensation	36,178	40,323
Non-cash interest expense related to convertible senior notes	12,365	11,778
Deferred income taxes	143	475
Other	6,267	1,101
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	30,256	46,479
Inventories	(935)	(395)
Prepaid expenses and other assets	2,827	6,975
Accounts payable	1,717	6,802
Accrued liabilities	(1,319)	758
Accrued compensation	(1,572)	(7,611)
Deferred revenue	(54,711)	(28,639)
Other long-term liabilities	(3,607)	(2,051)
Net cash provided by operating activities	(24,456)	24,453
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(11,680)	(13,503)
Purchases of short-term investments	(103,131)	(156,533)
Proceeds from maturities of short-term investments	108,462	141,004
Business acquisitions, net of cash acquired	(12,948)	—
Purchase of investment in privately held company	(1,000)	—
Lease deposits	67	(36)
Net cash used in investing activities	(20,230)	(29,068)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment related to shares withheld for taxes	(7,399)	—
Proceeds from exercise of equity awards	1,348	843
Net cash provided by financing activities	(6,051)	843
Net change in cash and cash equivalents	(50,737)	(3,772)
Cash and cash equivalents, beginning of period	334,603	409,829
Cash and cash equivalents, end of period	$283,866	$406,057

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
GAAP operating loss	$(62,970)	$(63,490)
Stock-based compensation expense (1)	36,178	40,323
Amortization of stock-based compensation capitalized in software development costs (3)	1,026	793
Amortization of intangible assets (2)	11,960	12,126
Restructuring charges (4)	10,974	3,799
Non-GAAP operating income (loss)	$(2,832)	$(6,449)
GAAP gross margin	64%	66%
Stock-based compensation expense (1)	3%	4%
Amortization of intangible assets (2)	4%	4%
Non-GAAP gross margin	71%	74%
GAAP operating margin	(28)%	(30)%
Stock-based compensation expense (1)	16%	19%
Amortization of intangible assets (2)	6%	6%
Restructuring charges (4)	5%	2%
Non-GAAP operating margin	(1)%	(3)%
GAAP net loss	$(76,306)	$(75,375)
Stock-based compensation expense (1)	36,178	40,323
Amortization of stock-based compensation capitalized in software development costs (3)	1,026	793
Amortization of intangible assets (2)	11,960	12,126
Restructuring charges (4)	10,974	3,799
Non-cash interest expense related to convertible senior notes (5)	12,365	11,778
Adjustment to provision (benefit) from income taxes (6)	(315)	611
Non-GAAP net income (loss)	$(4,118)	$(5,945)
GAAP net loss per common share, basic and diluted	$(0.35)	$(0.38)
Stock-based compensation expense (1)	0.17	0.21
Amortization of intangible assets (2)	0.05	0.06
Restructuring charges (4)	0.05	0.02
Non-cash interest expense related to convertible senior notes (5)	0.06	0.06
Non-GAAP net income (loss) per common share, basic	$(0.02)	$(0.03)
Non-GAAP net income (loss) per common share, diluted	$(0.02)	$(0.03)
Weighted average shares used in per share calculation for GAAP, basic and diluted	217,789	197,819
Weighted average shares used in per share calculation for Non-GAAP, basic	217,789	197,819
Weighted average shares used in per share calculation for Non-GAAP, diluted	217,789	197,819

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,742	$3,947
Cost of professional services revenue	3,900	3,709
Research and development expense	11,545	12,424
Sales and marketing expense	11,486	12,540
General and administrative expense	5,505	7,703
Total stock-based compensation expense	$36,178	$40,323

	Three Months Ended March 31,
	2020	2019
(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$7,730	$8,229
Research and development expense	109	118
Sales and marketing expense	4,121	3,779
Total amortization of intangible assets	$11,960	$12,126

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$54	$203
Cost of professional services revenue	27	102
Research and development expense	945	488
Total amortization of stock-based compensation capitalized in software development costs	$1,026	$793

(4) Includes restructuring charges as follows:
Restructuring charges	$10,974	$3,799

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$12,365	$11,778

(6) Includes income tax effect of non-GAAP adjustments as follows:
Benefit from income taxes	$(315)	$611

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP revenue	$224,722	$210,544
Add change in deferred revenue	(54,711)	(28,638)
Non-GAAP billings	$170,011	$181,906

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Product and related subscription and support billings	$75,233	$100,596
Platform, cloud subscription and managed services billings	52,454	43,113
Professional services billings	42,324	38,197
Non-GAAP billings	$170,011	$181,906

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Product and related subscription and support revenue	$105,688	$118,448
Platform, cloud subscription and managed services revenue	68,395	51,455
Professional services revenue	50,639	40,641
Total revenue	$224,722	$210,544